UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 26, 2005

Date of report (Date of earliest event reported)

Archipelago Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32274	86-1075595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1800, Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 960-1696
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Acquisition of PCX Holdings, Inc. and its subsidiaries

On September 26, 2005, Archipelago Holdings, Inc. (“Archipelago”) consummated the acquisition of PCX Holdings, Inc. (“PCXH”) and all of its wholly owned subsidiaries, including the Pacific Exchange, Inc. (“Pacific Exchange”) and PCX Equities, Inc. (“PCX Equities”), under the terms of an Amended and Restated Agreement and Plan of Merger (“Amended Agreement”) that was originally executed on January 3, 2005 (and reported on a Current Report on Form 8-K filed January 4, 2005) and amended on July 22, 2005 (and reported on a Current Report on Form 8-K filed July 22, 2005).  The Pacific Exchange operates an exchange for trading options as well as provides self regulatory services, including regulatory and market management services, for options and equity trading. A copy of the press release announcing the consummation of the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As required by the terms of the Amended Agreement, the aggregate merger consideration to be paid by Archipelago to PCXH shareholders and option holders in the transaction was approximately $90.9 million.  The aggregate merger consideration consisted of: (i) $66.3 million, representing the total dollar value of 1,645,415 shares of Archipelago common stock held by PCXH at the time of the closing (“AX Stock”); plus (ii) $17.0 million; plus (iii) $8.0 million as a working capital adjustment; and minus (iv) an adjustment of $0.4 million relating to the excess of the actual amount of change-of-control and related payments to PCXH executives over an agreed threshold.  The value of the AX Stock was determined by using the average closing price per share of Archipelago’s common stock for the ten consecutive trading days immediately preceding (and ending on the last day prior to) the date of the closing of the transaction.  That price was $40.28.  All terms and conditions of the transaction, including the Amended Agreement and the purchase price, were negotiated at arms length.

Material Relationships of the Parties

In a July 2000 transaction, the Pacific Exchange granted Archipelago the exclusive right to establish and operate the Archipelago Exchange, or ArcaEx® as a facility of PCX Equities with respect to instruments traded on or eligible to be traded on the equities floor of the Pacific Exchange, as well as the right to receive all transaction fees, all market data fees and all listing fees from the operation of ArcaEx.  In that transaction, the Pacific Exchange also acquired an equity interest in Archipelago. At the time of the closing of Archipelago’s acquisition of PCXH, the Pacific Exchange owned 1,645,415 shares, or approximately 3.48% of Archipelago’s outstanding common stock.

Archipelago’s common stock is listed on the Pacific Exchange and traded on ArcaEx under the symbol “AX.” Gerald D. Putnam, Chairman and Chief Executive Officer of Archipelago, is currently a member of the board of directors of the Pacific Exchange and will serve as its Chairman after the closing.  Prior to the closing Philip D. DeFeo served as the Chairman and Chief Executive Officer of PCXH, the Pacific Exchange and PCX Equities and will continue to serve as a member of the board of directors of Archipelago and the Pacific Exchange, Inc. after the closing.

Forward-Looking Statements

Certain statements in this filing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Archipelago’s current expectations and involve risks and uncertainties that could cause Archipelago’s actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Factors that could cause Archipelago’s results to differ materially from current expectations include: general economic and business conditions, industry trends, competitive conditions, regulatory developments as well as other risks or factors identified in the Company’s filings with the Securities Exchange Commission, including its Report on Form 10-K for the fiscal year ending December 31, 2004 which is available on the Company’s website at http://www.archipelago.com. You should not place undue reliance on forward-looking statements, which speak only as of the date of this filing. Except for any obligation to disclose material information under the Federal securities laws, Archipelago undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this filing.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

(a)	Financial Statements of Businesses Acquired. To be filed by Amendment on or before December 12, 2005.

(b)	Pro Forma Financial Information. To be filed by Amendment on or before December 12, 2005.

(c)	Exhibits

2.1

Amended an Restated Agreement and Plan of Merger, dated July 22, 2005, among Archipelago Holdings, Inc., New Apple Acquisitions Corporation and PCX Holdings, Inc., incorporated herein by reference from a Current Report on Form 8-K filed by the registrant on July 22, 2005

	99.1	Press Release of Archipelago Holdings, Inc. issued September 26, 2005.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2005	Archipelago Holdings, Inc.

/s/ Nelson Chai

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1

Amended an Restated Agreement and Plan of Merger, dated July 22, 2005, among Archipelago Holdings, Inc., New Apple Acquisitions Corporation and PCX Holdings, Inc., incorporated herein by reference from a Current Report on Form 8-K filed by the registrant on July 22, 2005

99.1	Press Release of Archipelago Holdings, Inc. issued September 26, 2005.